As filed with the Securities and Exchange Commission on April 7, 1999


                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------


                        Infinity Broadcasting Corporation
             (Exact name of Registrant as specified in its charter)

           Delaware                                     13-4030071
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)


                               40 West 57th Street
                            New York, New York 10019
(Address of Registrant's principal executive offices, including zip code)


         Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan
                            (Full title of the plan)


                               ANGELINE C. STRAKA
                                    Secretary
                        Infinity Broadcasting Corporation
                               40 West 57nd Street
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 975-3335
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

 Title of                         Proposed             Proposed
securities     Amount             maximum               maximum                Amount of
   to be       to be           offering price          aggregate             registration
registered    registered       per share (1)           offering (1)             fee (1)
------------------------------------------------------------------------------------------
Class A
Common Stock,
par value
$.01 per
share. . . .  2,500,000           $26.0625             $65,156,250            $18,113.44
------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Class A Common Stock reported on the New York Stock Exchange Composite Tape on March 31, 1999.

                              EXPLANATORY STATEMENT

         This Registration Statement on Form S-8 registers 2,500,000 shares of Class A Common Stock of Infinity Broadcasting Corporation ("Infinity"), par value $.01 per share (the "Common Stock"), for issuance pursuant to the Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan (the "Plan").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents, each as filed by Infinity Broadcasting Corporation, a Delaware corporation (the "Company" or "Infinity"), with the Securities and Exchange Commission (the "Commission") are incorporated as of their respective dates in this Registration Statement by reference:

         A. the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

         B. the Description of Infinity's Class A Common Stock contained in Infinity's Registration Statement on Form 8-A/A filed with the Commission on November 5, 1998, as amended or updated pursuant to the Exchange Act.

         All documents subsequently filed by Infinity pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement by reference and to be a part hereof from the respective date of filing of each such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Angeline C. Straka, Esquire, Secretary of the Company, has given an opinion as to the legality of the securities being registered hereunder.

Item 6.  Indemnification of Directors and Officers

         As permitted by applicable provisions of the Delaware General Corporation Law ("DGCL"), the Restated Certificate contains a provision eliminating, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, the liability of a director to Infinity and its stockholders for monetary damages for breaches of fiduciary or other duty as a director. However, the DGCL does not currently allow such provision to limit the liability of a director for: (i) any breach of the director's duty of loyalty to Infinity or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws; (iii) payment of dividends, stock purchases or redemptions that violate the DGCL; or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Restated Certificate and the By-Laws also provide that, to the fullest extent permitted by the DGCL as it exists or may in the future be amended, Infinity will indemnify and hold harmless any officer or director who is or was made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an officer or director of Infinity, and may indemnify any employee or agent of Infinity and any person serving at the request of Infinity as a officer, director, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise; provided, however, that Infinity will indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by the By-Laws. In addition, Infinity will pay the expenses incurred by any officers and directors, and may pay the expenses incurred by other persons that may be indemnified pursuant to the Restated Certificate and the By-Laws, in defending any such proceeding in advance of its final disposition upon receipt (unless Infinity upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Infinity as authorized in the By-Laws or otherwise. The Restated Certificate and the By-Laws also state that such indemnification is not exclusive of any other rights of the indemnified party, including rights under any indemnification agreements or otherwise.

     CBS Corporation currently maintains insurance on behalf of officers and directors of CBS Corporation and its subsidiaries (including Infinity and its subsidiaries) against any liability which may be asserted against any such officer or director, subject to certain customary exclusions.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8. Exhibits

  Exhibit No.     Description
  ----------      -----------
         4.1      Restated Certificate of Incorporation of Infinity as amended to December 14, 1998, are incorporated by reference to Exhibit 3.3 to Infinity's Registration Statement
                  No. 333-63727 on Form S-1, Amendment No. 4, filed December 4, 1998.

         4.2      Restated By-laws of Infinity, as amended effective December 14, 1998, are incorporated by reference to Exhibit 3.4 to Infinity's Registration Statement No. 333-63727
                  on Form S-1, Amendment No. 4, filed December 4, 1998.

         4.3      1999 Long Term Incentive Plan of the Company (effective as of April 1, 1999).

         5        Opinion of Angeline C. Straka, Esquire, Secretary of the Company, as to the legality of the securities.

         23.1     Consent of Counsel - contained in opinion filed as Exhibit 5.

         23.2     Consent of KPMG LLP.

         24       Powers of Attorney.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof:

         (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Infinity Broadcasting Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of April, 1999.

                           Infinity Broadcasting Corporation


                           By: /s/ Angeline C. Straka
                               -------------------------------------
                               Angeline C. Straka
                               Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 7th day of April, 1999, in the capacities indicated:

Signature                           Title

                                    Chairman, President and
                 *                  Chief Executive Officer
---------------------------------   (principal executive officer)
(Mel Karmazin)                      and Director


                 *
---------------------------------   Director
(George H. Conrades)


                 *
---------------------------------   Director
(Richard R. Pivirotto)


                 *
---------------------------------   Director
(Jeffrey Sherman)


                 *
---------------------------------   Director
(Paula Stern)


                 *                  Executive Vice President, Chief
---------------------------------   Financial Officer and Treasurer
(Farid Suleman)                     (principal financial and accounting
                                    officer)and Director


                 *
---------------------------------   Director
(Robert D. Walter)





                                    *By /s/ Angeline C. Straka
                                        ----------------------------------
                                        Angeline C. Straka
                                        Secretary